                                                                    EXHIBIT 3(b)


                       SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                       OFFSHORE TOOL & ENERGY CORPORATION

                                FEBRUARY 1, 1999

                                   SECTION 1
                                    OFFICES

1.1 REGISTERED OFFICE. The registered office of Offshore Tool & Energy Corporation (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation's Board of Directors may from time to time determine or the business of the Corporation may require.


                                   SECTION 2
                            MEETINGS OF STOCKHOLDERS

2.1 ANNUAL MEETINGS. Annual meetings of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting.

2.2 SPECIAL MEETINGS. (a) Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors or upon a vote of the majority of the Board of Directors, at such date, time and place either within or without the State of Delaware as shall be stated in the notice of the meeting.

     (b) Except as otherwise provided in the Certificate of Incorporation or required by applicable law, the Corporation's Secretary shall call a special meeting of the stockholders, to be held on such date as the Secretary shall determine, not less than 15 nor more than 60 days after the actual receipt of a request in writing of any Beneficial Owner or Owners of at least 35% of the Voting Stock. Such request shall set forth:

         (i) a complete and accurate description of the matter not to exceed 500 words, of the action proposed to be taken at such meeting, the reasons for the action and any material interest of the stockholder in the matter;

         (ii) the name, business address and residential address of each Beneficial Owner composing the group making the request, the number of shares of Voting Stock of which each such person is the Beneficial Owner and the dates on which each person acquired his or her Voting Stock;

         (iii) a representation that at least one such Beneficial Owner or a representative thereof intends to appear in person at the meeting to propose the action specified in the request; and

         (iv) if any proposed action consists of or includes a proposal to amend either the Certificate of Incorporation or the Bylaws, the language of the proposed amendment.

     The Corporation's Secretary may require any person or persons submitting a request to call a special meeting of stockholders to furnish such documentary information as may be reasonably required by the Corporation to determine that such person or persons as a group is the Beneficial Owner of at least 35% of the Voting Stock. The Secretary may refuse to call a special meeting unless the request is made in compliance with the foregoing procedure.

2.3 NOTICE OF STOCKHOLDER NOMINATIONS AND STOCKHOLDER BUSINESS. (a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in the Certificate of Incorporation or required by applicable law, nominations for the election of directors
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at a meeting at which directors are to be elected or other matters to be properly brought before any meeting of stockholders (other than any special meeting of stockholders called pursuant to Section 2.2(b)) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 of the Securities and Exchange Commission, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any person who (A) has been for at least one year the Beneficial Owner of at least 1% of any class or series of outstanding Voting Stock entitled to be voted on the proposed business and (B) complies with the procedures set forth below.

     (b) A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Corporation's Secretary not more than 270 days and not less than 60 days in advance of the first anniversary of the preceding year's annual meeting of stockholders or, if a special meeting or an annual meeting of stockholders scheduled to be held either 30 days earlier or later than such anniversary date, such notice shall be received by the Corporation's Secretary within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made.

     (c) Every such notice by a stockholder shall set forth:

         (i) the name, age, business address and residential address of the stockholder who intends to make a nomination or bring up any other matter, and any person acting in concert with such stockholder;

         (ii) the number of shares of Voting Stock of which the stockholder is the Beneficial Owner and the dates on which such person acquired his or her Voting Stock;

         (iii) a representation that the stockholder intends to appear in person at the meeting to make the nomination or bring up the matter specified in the notice;

         (iv) with respect to notice of an intent to make a nomination, a description of all agreements, arrangements or understandings among the stockholder, any person acting in concert with the stockholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

         (v) with respect to notice of an intent to make a nomination, (A) the name, age, business address and residential address of each person proposed for nomination, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation of which such person is the Beneficial Owner, and (D) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors; and

         (vi) with respect to notice of an intent to bring up any other matter, a complete and accurate description of the matter not to exceed 50 words, the reasons for conducting such business at the meeting, and any material interest of the stockholder in the matter.

     (d) The Corporation's Secretary may require any stockholder submitting a notice of an intent to make a nomination or bring up other business to furnish such documentary information as may be reasonably required by the Corporation to determine that such stockholder has been for at least one year the Beneficial Owner of at least 1% of any class or series of outstanding Voting Stock entitled to be voted on the proposed business.

     (e) Notice of an intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if so elected and an affidavit of each such nominee certifying that he or she meets the qualifications necessary to serve as a director of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.

     (f) With respect to any proposal by a stockholder to bring before a meeting any matter other than the nomination of directors, the following shall govern:

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         (i) If the Corporation's Secretary has received sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting. If in the judgment of the Board of Directors a proposal deals with substantially the same subject matter as a prior proposal submitted to stockholders at a meeting held within the preceding five years, it shall not be properly brought before any meeting held within three years after the latest such previous submission if (A) the proposal was submitted at only one meeting during such preceding period and it received affirmative votes representing less than 3% of the total number of votes cast in regard thereto, (B) the proposal was submitted at only two meetings during such preceding period and it received at the time of its second submission affirmative votes representing less than 6% of the total number of votes cast in regard thereto, or (C) the proposal was submitted at three or more meetings during such preceding period and it received at the time of its latest submission affirmative votes representing less than 10% of the total number of votes cast in regard thereto.

         (ii) Notwithstanding compliance with all of the procedures set forth above in this Section, no proposal shall be deemed to be properly brought before a meeting of stockholders if, in the judgment of the Board of Directors, it is not a proper subject for action by stockholders under Delaware Law.

     (g) At the meeting of stockholders, the chairman shall declare out of order and disregard any nomination or other matter that is not presented in accordance with the foregoing procedures or that is otherwise contrary to the foregoing terms and conditions.

     (h) Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement or to solicit their own proxies pursuant to the proxy rules of the Securities and Exchange Commission.

2.4 NOTICE OF MEETING. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and time of the meeting, and the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

2.5 STOCKHOLDER LIST. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, with respect to each matter considered and voted upon at any stockholders' meeting, the holders of a majority of the outstanding shares of each class of Capital Stock, or series thereof, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum, provided that two or more classes or series shall be considered a single class if the holders thereof are entitled to vote together as a single class with respect to such matter. If, however, a quorum shall not be present or represented at any meeting of the stockholders (or with respect to any matter to be considered and voted upon thereat), the holders of any class of Capital Stock or series thereof entitled to vote thereat (or with respect to any such matter), present in person or represented by proxy, shall have the power to adjourn the meeting (or the vote upon such matter, without prejudice to the right of the stockholders to vote upon any matter as to which a quorum does exist) from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the

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adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting (or with respect to such matter).

2.7 VOTE REQUIRED. When a quorum is present with respect to any matter considered at any meeting of stockholders, the vote of the holders of a majority of the Voting Stock shall decide such matter, unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

2.8 VOTING RIGHTS OF STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Voting Stock held of record by such holder. If the Certificate of Incorporation provides for more or less than one vote for any share of Voting Stock on any matter, every reference in these Bylaws to a majority or other proportion of Voting Stock shall refer to such majority or other proportion of the votes of such stock.

2.9 PROXIES. (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     (b) Execution of a proxy may be accomplished by a stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, without limitation, by facsimile signature. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information upon which they relied.

     (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

2.10 UNANIMOUS WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, by the unanimous written consent of all holders of Capital Stock that would be entitled to vote thereon if an annual or special meeting had been called for the taking of such action.

2.11 TREASURY STOCK. Shares of Voting Stock held in the treasury of the Corporation shall not be deemed to be outstanding shares for the purpose of voting or determining the presence of a quorum or the total number of shares entitled to vote on any matter.

2.12 PRESIDING OFFICER. All meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary by an Assistant Secretary, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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2.13  INSPECTORS.  Prior to a meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector shall take and sign an oath faithfully to execute the duties of with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and (vi) perform such other functions as the presiding officer of the meeting shall determine. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

2.14 ADJOURNMENTS. Any annual or special meeting of stockholders may be adjourned by the presiding officer from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


                                   SECTION 3
                                   DIRECTORS

3.1 POWERS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors (the "Board"), except as otherwise provided by Delaware Law or by the Certificate of Incorporation.

3.2 NUMBER. Subject to the restriction that the number of directors shall not be less than the number required by Delaware Law, and subject further to the creation or lapse of directorships upon the occurrence of events specified in the Certificate of Incorporation, the number of directors shall be fixed, from time to time, by a resolution adopted by a majority of the directors. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be six. The Secretary shall have the power to certify at any time as to the number of directors authorized.

3.3 RESIGNATION. Any director may resign at any time upon written notice to the Chairman of the Board. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

3.4 NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in Section 2.3 shall be eligible for election as directors. Notwithstanding any provision of these Bylaws to the contrary, the provisions of
Section 2.3 shall not apply to the election of any directors which the holders of any class or series of Preferred Stock, voting separately as a class, may be entitled to elect.

3.5 ELECTION OF DIRECTORS. Unless otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares of Voting Stock present in person or represented by proxy at the meeting.

3.6 COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or of these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board. The directors may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board or committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                   SECTION 4
                             MEETINGS OF THE BOARD

4.1 MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

4.2 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

4.3 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board on two days' notice to each director, either personally or by mail, telephone or telegram. Special meetings shall be called by the Chairman of the Board in like manner and on like notice on the written request of at least 25% of the directors.

4.4 QUORUM. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.5 ACTION AT MEETING. If a quorum is present when any meeting of the Board is convened, the directors may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.4, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

4.6 ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

4.7 MEETINGS BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board or any committee designated by the Board may participate in a meeting of the Board or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.8 PRESIDING OFFICER. The Chairman of the Board shall preside at all meetings of the Board or, in his absence, a chairman appointed by the Board. The Secretary or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of each meeting, but in the absence of the Secretary and an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

4.9 VALIDATION OF MEETING DEFECTIVELY CALLED OR NOTICED. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof.


                                   SECTION 5
                            COMMITTEES OF THE BOARD

5.1 DESIGNATION OF COMMITTEES. The Board may, by resolution passed by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not

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disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

5.2 AUTHORITY OF COMMITTEES. Any such committee shall have those powers of the Board in the management of the business and affairs of the Corporation provided in the resolution of the Board designating such committee, provided that no such committee shall have the power or authority to propose amendments to the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, recommend to the stockholders a dissolution of the Corporation or a revocation or a dissolution, or amend these Bylaws.

5.3 MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

5.4 COMPENSATION COMMITTEE. The Board shall establish and maintain a Compensation Committee consisting of two or more directors, each of whom (i) shall be qualified to the extent appropriate as a "non-employee director" under Rule 16b-3 of the Securities Exchange Commission and as an "outside director" under Section 162(m) of the Internal Revenue Code and (ii) shall meet any further qualifications designated by the Board. The Compensation Committee shall review and analyze the compensation of the Corporation's executive officers; review and provide general guidance as to compensation of the Corporation's other managers; evaluate the performance of the Corporation's executive officers; administer the Corporation's incentive compensation plan or plans, including grants thereunder; and perform such other services as may be designated by the Board.

5.5 AUDIT COMMITTEE. The Board shall establish an Audit Committee consisting of at least two directors, a majority of whom are not officers or employees of the Corporation or of any of its affiliates. The Audit Committee shall (i) facilitate communication among the Corporation's directors, management, independent accountants and internal auditing personnel regarding matters relating to financial accounting, reporting and controls, (ii) assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Corporation and all subsidiaries and the sufficiency of auditing practices and procedures and system of internal accounting controls and reporting to the Board with respect thereto, (iii) operate as the Board's principal agent in ensuring the independence of the Corporation's independent accountants, the integrity of management and the adequacy of disclosure to shareholders, and (iv) perform such other services as may be designated by the Board.


                                   SECTION 6
                                    NOTICES

6.1 FORM OF NOTICE. Unless provided otherwise by law, the Certificate of Incorporation or these Bylaws, any notice that is required to be given to stockholders shall be given in writing, by mail, addressed to such stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may be given in like manner or may be given by telephone or facsimile transmission or by sending the same by national commercial courier service for next-day delivery.

6.2 WAIVER. Whenever any notice is required to be given under law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   SECTION 7
                                    OFFICERS

7.1 GENERAL. The officers of the Corporation shall be chosen by the Board at its first meeting after each annual meeting of stockholders and shall be a President, a Secretary and a Treasurer. The Board may also choose one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or the Bylaws otherwise provide.

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7.2  OTHER OFFICERS.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

7.3 COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board.

7.4 TERM. The officers of the Corporation shall hold office until their successors are chosen and qualify. Subject to such obligations of the Corporation as may exist under any contract of employment, any officer elected or appointed by the Board may be removed at any time by the President or by the affirmative vote of a majority of the Continuing Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

7.5 CHAIRMAN OF THE BOARD. The Board may appoint a Chairman of the Board who shall preside at meetings of the Board of Directors and the stockholders and perform such other duties as may be designated by the Board of Directors or these Bylaws. The Chairman of the Board shall not, solely by virtue of such position, be an officer of the Corporation.

7.6 PRESIDENT. The President shall have the general powers, duties and responsibilities of supervision and management inherent in such office as well as such additional powers and duties as the Board may from time to time prescribe. The President shall control and direct the Corporation's business and, except as the Board may otherwise direct, shall supervise, direct and control the management and daily operations of the business of the Corporation and have general charge of the Corporation's property and supervision over the Corporation's officers, employees and agents. At the request of the Chairman of the Board, or in his absence or during his disability, the President shall perform the duties and exercise the functions of the Chairman of the Board. Except as the Board may otherwise authorize, the President shall execute bonds, mortgages and any other contracts of any nature on behalf of the Corporation.

7.7 VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

7.8 SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

7.9 ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

7.10 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

7.11 ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.


                                   SECTION 8
                                     STOCK

8.1 CERTIFICATED OR UNCERTIFICATED. The shares of the Corporation shall be uncertificated or shall be represented by certificates signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation. Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

8.2 SUMMARY OF RIGHTS. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series of each class of stock, and of each series of any class, and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of Delaware Law, or in any act amending, supplementing or substituted for such section, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

8.3 NOTICE TO HOLDERS OF UNCERTIFICATED STOCK. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of Delaware Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

8.4 FACSIMILE SIGNATURES. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.5 LOST CERTIFICATES. The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

8.6 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

8.7 TRANSFER OF EXEMPT OFFERING STOCK. The Board shall refuse to register any transfer of stock of the Company sold without registration under the Securities Act of 1933, as amended ("Act"), (i) pursuant to Regulation S of the Securities and Exchange Commission ("Commission"), not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, or (ii) pursuant to Regulation D of the Commission, not made pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

8.8 REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section 8.7 shall not be affected by any actual or constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary.


                                   SECTION 9
                                INDEMNIFICATION

9.1 INDEMNITY. (a) Except with respect to an action or Claim (other than as authorized in Section 9.2) commenced by an Indemnitee against the Corporation or by an Indemnitee as a derivative action by or in the right of the Corporation that has not been authorized by the Board, the Corporation shall indemnify, defend and hold harmless any Indemnitee against Expenses reasonably incurred or suffered in connection with any Claim against Indemnitee, whether the basis of such Claim is alleged action or inaction in an official or other capacity while serving as a director or officer of the Corporation or while serving at the request of the Corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or an employee benefit plan of the Corporation (including appearances as a witness or in connection with giving testimony or evidence), if:

         (i) the Indemnitee is successful in his defense of the Claim on the merits or otherwise, or

         (ii) the Indemnitee has been found by the Determining Body to have met the Standard of Conduct (as determined in accordance with the procedures set forth in this Section 9.1), provided that no indemnification shall be made in respect of any Claim by or in the right of the Corporation as to which Indemnitee shall have been adjudicated in a final judgment to be liable to the Corporation, unless, and only to the extent that the court in which such Claim was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

     (b) For purposes of this Section 9, the "Standard of Conduct" is met when conduct by an Indemnitee with respect to which a Claim is asserted was conduct performed in good faith which he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

     (c) Promptly upon becoming aware of the existence of any Claim as to which Indemnitee may be indemnified hereunder, Indemnitee shall notify the Chairman of the Board of the Corporation, but the failure to promptly notify the Chairman of the Board shall not relieve the Corporation from any obligation under this
Section 9. Upon receipt of such request, the Chairman of the Board shall promptly advise the members of the Board of the request and that the establishment of a Determining Body with respect to Indemnitee's request for indemnification as to the Claim will be presented at the next regularly scheduled meeting of the Board. If a meeting of the Board is not regularly scheduled within 90 calendar days of the date the Chairman of the Board receives notice of the Claim, the

Chairman of the Board shall cause a special meeting of the Board of Directors to be called within such period in accordance with the provisions of the Bylaws. After the Determining Body has been established, the Determining Body shall inform the Indemnitee of the constitution of the Determining Body and Indemnitee shall provide the Determining Body with all facts relevant to the Claim known to such Indemnitee, and deliver to the Determining Body all documents relevant to the Claim in Indemnitee's possession. Before the 60th day after its receipt from the Indemnitee of such information (the "Determination Date"), together with such additional information as the Determining Body may reasonably request of Indemnitee prior to such date (the receipt of which shall not begin a new 60-day period) the Determining Body shall determine whether or not Indemnitee has met the Standard of Conduct and shall advise Indemnitee of its determination. If Indemnitee shall have supplied the Determining Body with all relevant information, including all additional information reasonably requested by the Determining Body, any failure of the Determining Body to make a determination by or on the Determination Date as to whether the Standard of Conduct was met shall be deemed to be a determination that the Standard of Conduct was met by Indemnitee.

     (d) If at any time during the 60-day period ending on the Determination Date, Indemnitee becomes aware of any relevant facts not theretofore provided by him to the Determining Body, Indemnitee shall inform the Determining Body of such facts, unless the Determining Body has obtained such facts from another source. The provision of such facts to the Determining Body shall not begin a new 60 day period.

     (e) The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless Indemnitee (i) submits to the Determining Body at any time during the 60 days prior to the Determination Date fraudulent information, (ii) fails to comply with the provisions of Section 9.1(d), or (iii) intentionally fails to submit information or documents relevant to the Claim reasonably requested by the Determining Body prior to the Determination Date.

     (f) In the case of any Claim not involving any threatened or pending criminal proceeding:

         (i) if prior to the Determination Date the Determining Body has affirmatively made a determination that Indemnitee met the Standard of Conduct (not including a determination deemed to have been made by inaction), the Corporation may, in its sole discretion, after notice to Indemnitee, assume all responsibility for the defense of the Claim with counsel satisfactory to Indemnitee (who shall not, except with the written consent of Indemnitee, be counsel to the Corporation), and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense of the Claim, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is any conflict between the positions of the Corporation and Indemnitee, with respect to the Claim or otherwise, then Indemnitee shall be entitled to conduct his defense with counsel of his choice at the Corporation's expense in accordance with the terms and conditions of this
Section 9; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and

         (ii) The Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved. The Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement.

     (g) In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his choice and to make all decisions with respect thereto; provided, that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement.

     (h) After notifying the Corporation of the existence of a Claim in accordance with Section 9.1(c), Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount along with any other amounts advanced or paid after the Determination Date in accordance with the provisions of this Section 9.1, if (i) the Determining Body determines prior to the Determination Date that Indemnitee did not meet the Standard of Conduct or (ii) Indemnitee is prohibited from being indemnified by the Corporation by virtue of the provisions of Delaware Law.

     (i) After it has been determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Section 9, the provisions of Section 9.1(h) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him that have become final and for which he is entitled to indemnification hereunder, and any amount of indemnification ordered to be paid to him by a court.

     (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

     (k) All determinations and judgments made by the Determining Body hereunder shall be made in good faith.

     (l) The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of this Section 9 and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

9.2 ENFORCEMENT. The rights provided by this Section 9 shall be enforceable by Indemnitee in any court of competent jurisdiction. If Indemnitee seeks a judicial adjudication of his rights under this Section 9, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

9.3  REFORMATION.   If any provision of this Section 9 is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by Delaware Law, and such provision, as so modified or reformed, and the balance of this Section 9 shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section 9 shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section 9 that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

9.4 SUCCESSORS AND ASSIGNS. This Section 9 shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, administrators, executors, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

9.5 AMENDMENTS. No amendment to or modification of this Section 9 or any portion hereof shall limit any Indemnitee's entitlement to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur or accrue prior to such amendment or modification.

9.6 CONTRIBUTION. If the indemnity provided for in this Section 9 is for any reason unavailable or insufficient to hold harmless an Indemnitee with respect to any Expenses, the Corporation shall make a contribution to the Indemnitee for such liabilities to which the Indemnitee may be subject in such proportion as is appropriate to reflect the intent of this Section 9.

9.7 RELIANCE. Each person who is serving as an Indemnitee shall be deemed to be doing so in reliance upon the indemnification provided for in this Section 9. The rights of an Indemnitee hereunder shall be contract rights and shall vest in the Indemnitee upon the occurrence of the event, or the first event in a chain of events, giving rise to such Claim; provided that the adoption of the Bylaws shall not affect any right or obligation of the Corporation or of any Indemnitee which existed prior to such adoption.

9.8 NONEXCLUSIVITY. (a) The rights conferred herein on any person shall (i) be severable, (ii) not be exclusive of any other rights which such person may have or hereafter acquire under any statute, certificate of incorporation, contract or other agreement, authorization of stockholders or disinterested directors or otherwise, and (iii) continue as to an Indemnitee who has ceased to serve on behalf of the Corporation in respect of all claims arising out of action (or inaction) occurring prior to such time.

     (b) It is the intent of the Corporation to indemnify and hold harmless Indemnitee to the fullest extent permitted by Delaware Law, as such law exists or may be amended after the date the Bylaws are adopted, but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted prior to the amendment, notwithstanding any provision in Section 9 to the contrary.

9.9 INSURANCE. The Corporation may procure or maintain insurance or other similar arrangement on behalf of any Indemnitee or any person who is or was an employee or agent of the Corporation, or is serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against or incurred by him in his capacity as such, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Delaware Law. Without limiting the power of the Corporation to procure or maintain any other kind of insurance or similar arrangement, the Corporation may create a trust fund or other form of self-insurance arrangement for the benefit of any Indemnitee or such other person to the fullest extent authorized by Delaware Law.


                                   SECTION 10
                               GENERAL PROVISIONS

10.1 FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express unanimous consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. Except as otherwise provided in the Bylaws, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

10.2 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

10.3 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

10.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.

10.5 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the incorporator, or, after the appointment of directors, the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   SECTION 11
                                  DEFINITIONS

The following terms, for all purposes of the Bylaws, shall have the following meaning:

     "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation); provided, however, that in no event shall the Corporation, any of its Subsidiaries, any employee benefit plan or any of the other persons or entities exempted from the definition of Interested Stockholder as provided in the Certificate of Incorporation be deemed to be an Affiliate or Associate of any Interested Stockholder.

     A person shall be deemed to be the "Beneficial Owner" of any shares of Capital Stock (regardless whether owned of record):

     (1) Which that person or any of its Affiliates or Associates, directly or indirectly, owns beneficially;

     (2) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

     (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the Corporation or any Subsidiaries.

     "Capital Stock" means any Common Stock, Preferred Stock or other shares of capital stock of the Corporation.

     "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation, as it may be amended from time to time.

     "Claim" shall mean any threatened, pending or completed claim, action, suit or proceeding, including appeals, whether civil, criminal, administrative or investigative and whether made judicially or extra- judicially, including any action by or in the right of the Corporation, or any separate issue or matter therein, as the context requires.

     "Common Stock" shall mean the common stock of the Corporation, as provided for in the Certificate of Incorporation.

     "Delaware Law" shall mean the General Corporation Law of the State of Delaware.

     "Determining Body" shall mean (i) those members of the Board of Directors who do not have a direct or indirect interest the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least two Impartial Directors, (ii) a committee of at least two Impartial Directors appointed by the Board or a duly authorized committee thereof (regardless of whether the directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or
(iii) if there are fewer than two Impartial Directors or if the Board or a duly authorized committee thereof so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation, as determined by the Impartial Directors or, if no such directors exist, the full Board.

     "Disbursing Officer" shall mean the Treasurer of the Corporation or, if the Treasurer has a direct or indirect interest in the Claim for which indemnification is being sought, any officer who does not have such an interest and who is designated by the Chairman of the Board to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

     "Expenses" shall mean any expenses or costs, including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines, excise taxes or amounts paid in settlement.

     "Indemnitee" shall mean any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans of the Corporation).

     "Preferred Stock" shall mean the preferred stock of the Corporation, as provided for in the Certificate of Incorporation.

     "Subsidiary" means any corporation, partnership or other entity of which the Corporation, directly or indirectly, owns voting stock or similar interests having a majority of the votes entitled to be cast.

     "Voting Stock" means the outstanding shares of Capital Stock entitled to vote generally in an election of directors.


                                   SECTION 12
                                   AMENDMENTS

     The Corporation's Bylaws may be altered, amended, or repealed or new Bylaws may be adopted as provided in the Corporation's Certificate of Incorporation.



                                  CERTIFICATE

     These Amended and Restated Bylaws were adopted by the Board of Directors of the Company on February 1, 1999.



ATTEST:                                 /s/ McGowin I. Patrick, Jr.
                                        ---------------------------
                                        President
/s/ William L. Wann, Jr.
------------------------
Secretary